As filed with the U.S. Securities and Exchange Commission on October 18, 2023.

Registration No. 333-273289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 AMENDMENT NO. 3
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alpha Technology Group Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit B, 12/F, 52 Hung To Road
Kwun Tong, Kowloon, Hong Kong
Tel: +852 6542 8077
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: 212-530-2206	Huan Lou, Esq. David B. Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: 212-930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Alpha Technology Group Limited is filing this Amendment No. 3 to its registration statement on Form F-1 (File No. 333-273289) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibit 99.10 and refile Exhibits 23.1 and 107, and amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information Not Required in Prospectus

Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the combined financial statements or notes thereto.

EXHIBITS INDEX

Exhibit Number	Description of Exhibit
1.1***	Form of Underwriting Agreement
3.1***	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1***	Registrant’s Specimen Certificate for Ordinary Shares
5.1***	Opinion of Appleby regarding the validity of the ordinary shares being registered
8.1***	Opinion of Mr. Jeremy Cheung, barrister-at-law regarding certain Hong Kong tax matters
8.3***	Opinion of Appleby regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
10.1***	Form of Indemnification Agreement between the Company and each of its directors and executive officers
10.2***	Form of Employment Agreement between the Company and each of its directors and executive officers
10.3***	Loan Agreement between Techlution and Bank of East Asia, dated June 12, 2020
10.4***	Loan Agreement between Techlution and Bank of East Asia, dated March 12, 2021
10.5***	Share Office Agreement between Techlution and AcroGrowth Consulting Limited, dated March 1, 2022
10.6***	License Agreement between the Company and Mr. Leung Tsz Him, dated February 24, 2023
10.7***	Service Render Agreement between Techlution and Simplus IO Limited, effective as of July 10, 2019
10.8***	Service Render Agreement between NSL and Simplus IO Limited, effective as of December 21, 2020
10.9***	Service Render Agreement between NSL and ProAlgories Limited, effective as of August 20, 2021
10.10***	Share Subscription Agreements between Alpha and five share subscribers, dated January 26, 2023
10.11***	Sales and Purchase Agreement between Alpha, Tsang Chun Ho, Anthony, Leung Tsz Him and his spouse, dated October 10, 2022, and Addendum to Sales and Purchase Agreement dated March 23, 2023
15.1***	Letter from Audit Alliance LLP
16.1***	Letter of Marcum Asia CPAs LLP regarding change in certifying accountant
21.1***	List of Subsidiaries
23.1**	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2***	Consent of Appleby (included in Exhibit 5.1)
23.3***	Consent of Mr. Jeremy Cheung, barrister-at-law (included in Exhibit 8.1)
24.1***	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1***	Code of Business Conduct and Ethics
99.3***	Consent of Frost & Sullivan
99.4***	Consent of Li John (director nominee)
99.5***	Consent of Tang Chui Kuen (director nominee)
99.6***	Consent of Cheng Wai Hei (director nominee)
99.7***	Form of Audit Committee Charter
99.8***	Form of Compensation Committee Charter
99.9***	Form of Nominating and Corporate Governance Committee Charter
99.10**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

*	To be filed by amendment
**	Filed herewith
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F -1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, PRC, on October 18, 2023.

ALPHA TECHNOLOGY GROUP LIMITED

By:	/s/ Leung Tsz Him
	Name:	Leung Tsz Him
	Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Leung Tsz Him	Chief executive officer	October 18, 2023
Leung Tsz Him	(Principal Executive Officer)

/s/ Choi Tan Yee	Chief financial officer and Director	October 18, 2023
Choi Tan Yee	(Principal Accounting and Financial Officer)

/s/ Tsang Chun Ho, Anthony	Director and president	October 18, 2023
Tsang Chun Ho, Anthony

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Alpha Technology Group Limited has signed this registration statement or amendment thereto in City of New York, United States, on October 18, 2023.

US Authorized Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

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